UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024

NRG ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

910 Louisiana Street, Houston, Texas 77002

(Address of principal executive offices, including zip code)

(713) 537-3000
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Lawrence S. Coben as President and Chief Executive Officer

On August 1, 2024, NRG Energy, Inc. (the “Company”) announced that Lawrence S. Coben, most recently Interim President and Chief Executive Officer of the Company, was appointed President and Chief Executive Officer effective August 1, 2024. Dr. Coben will continue in his capacity of Chair of the Board.

Information about Dr. Coben can be found in and is incorporated into this Item 5.02 by reference to the Company’s Definitive Proxy Statement for the 2024 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 15, 2024.

There is no family relationship between Dr. Coben and any director or executive officer of the Company and Dr. Coben does not have a direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Dr. Coben and any other persons pursuant to which he was selected as the Company’s President and Chief Executive Officer.

Compensation Arrangements and Employment Agreement with Lawrence S. Coben

In connection with his appointment, Dr. Coben entered into an Employment Agreement (the “Employment Agreement”) with the Company on August 1, 2024, pursuant to which Dr. Coben will continue to serve as the Company’s President and Chief Executive Officer for the term beginning on August 1, 2024 and ending on the date that his employment is terminated by either party in accordance with the Employment Agreement.  During Dr. Coben’s term of employment, the Company will use its reasonable efforts to cause Dr. Coben to be elected to the Company’s Board of Directors (the “Board”).

The Employment Agreement entitles Dr. Coben to an annual base salary of $1,450,000.  For each annual period thereafter, the Board will determine whether to increase Dr. Coben’s annual base salary.  The Board may decrease Dr. Coben’s base salary in the case of an across-the-board adjustment for senior executives, but not in excess of the same percentage as other senior executives as a group.

The Employment Agreement provides that Dr. Coben is eligible to receive an annual bonus at a target amount equal to 125% of base salary (the “Annual Bonus”), which will be prorated for 2024, based on achievement of criteria determined by the Board.

The Employment Agreement provides that Dr. Coben is eligible to continue to participate in the NRG Energy, Inc. Long-Term Incentive Plan, on such terms as are set forth in the plan, subject to the Board’s approval.  For fiscal year 2024, Dr. Coben will receive a supplemental equity grant in the form of relative performance stock units (RPSUs) with a target grant-date value equal to $3,300,791. For fiscal year 2025, Dr. Coben will be eligible for an equity grant with a target grant-date value equal to 825% of his base salary, which will consist of a combination of Restricted Stock Units and RPSUs, or other design as determined by the Compensation Committee.

In addition to the compensation and benefits described above, the Employment Agreement provides that Dr. Coben will receive the following:

•	Reimbursement for annual tax return preparation expenses and tax advice and financial planning, up to a maximum of $25,000 per year, and reimbursement for legal fees and expenses incurred in connection with negotiating the Employment Agreement and other agreements referenced therein, up to a maximum of $10,000;

•	Eligibility to participate in the Company’s retirement plans, health and welfare plans, and disability insurance plans under the same terms, and to the same extent, as other senior management of the Company; and

•	Reimbursement for the costs of litigation or other disputes incurred in asserted any claims under the Employment Agreement, unless the court finds in favor of the Company.

Dr. Coben will receive the following severance benefits if his employment is involuntarily terminated by the Company without cause or if he terminates employment for good reason, subject to Dr. Coben executing a release of claims:

•	A lump sum payment equal to two times Dr. Coben’s annual base salary (if such termination occurs within 24 months following change in control, equal to three times the sum of Dr. Coben’s (a) annual base salary and (b) target Annual Bonus for the year of termination);

•	A lump sum payment equal to the target bonus opportunity under the then-current bonus plan, which amount will be pro-rated based on the number of days during the year that he was employed by the Company; and

•	Reimbursement of COBRA premiums for 18 months after the date of termination, except that such coverage will be discontinued if Dr. Coben becomes eligible for medical benefits from a subsequent employer or otherwise.

If Dr. Coben’s employment is terminated as a result of his death or disability, the Company agrees to pay him a lump sum payment equal to the target bonus opportunity under the then-current bonus plan, which amount will be pro-rated based on the number of days during the year that he was employed by the Company.

If an excise tax under section 4999 of Internal Revenue Code would be triggered by any payments under the Employment Agreement or otherwise upon a change in control, the Company will either (a) pay Dr. Coben any amounts subject to section 4999 of the Internal Revenue Code (and Dr. Coben will be responsible for the excise tax) or (b) reduce such payments so that no amounts are subject to section 4999 of the Internal Revenue Code, whichever results in a better after-tax amount for Dr. Coben.

The Employment Agreement includes non-competition and non-solicitation of employees and customers restrictions on Dr. Coben during the term of his employment and for one year after his termination of employment.  The Employment Agreement also includes confidentiality, indemnification obligations and intellectual property restrictions and an obligation for Dr. Coben to cooperate with the Company in the event of any internal, administrative, regulatory, or judicial proceeding.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by the terms and provisions of the Employment Agreement. A copy of the Employment Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Board Changes

Pursuant to the Cooperation Agreement with Elliott Management entered into in November 2023, Ms. Anne Schaumburg, most recently Lead Independent Director, and Mr. Paul Hobby will resign from the Board effective September 30, 2024. The size of the Board will be reduced to eleven (11) members following their resignation. In connection with the appointment of Dr. Coben as Chief Executive Officer, Mr. Antonio Carrillo was appointed to serve as Lead Independent Director effective August 1, 2024.

A copy of the press release announcing the above-described management changes is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

(c)	Exhibits:

Exhibit No.	Description

10.1	Employment Agreement, dated August 1, 2024, by and between NRG Energy, Inc. and Lawrence S. Coben
99.1	Press release dated August 1, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the iXBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

Dated: August 1, 2024	By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary

4